Exhibit 99.1

Four Corners Property Trust, Inc. Announces Third Quarter 2016 Earnings

MILL VALLEY, CA – November 3, 2016 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) announced today its operating results for the quarter ended September 30, 2016.

A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations section of the Company’s website at http://investors.fourcornerspropertytrust.com/.

Highlights for the Quarter Ended September 30, 2016:

•	Net income of $15.2 million, or $0.25 per diluted common share.

•	GAAP rental income of $26.4 million, consisting of $23.8 million in cash rents and $2.6 million of straight-line rent adjustments.

•	NAREIT-defined Funds from Operations (FFO) of $20.3 million, or $0.34 per diluted common share.

•	Adjusted Funds from Operations (AFFO) of $18.2 million, or $0.30 per diluted common share.

•	Acquired 16 restaurant properties with an investment value of $23.0 million, an initial cash yield of 6.8%, and a weighted average lease term of 16.1 years.

•	General and administrative (G&A) expenses for the quarter of $2.6 million including $0.4 million of non-cash, stock-based compensation. Management reconfirms its guidance for an annual G&A run rate of approximately $10 million, excluding non-cash stock-based compensation and acquisition transaction costs.

•	Regular dividend of $0.2425 per common share for the third quarter of 2016.

•	$350 million of available liquidity at quarter-end on the Company’s revolving credit facility.

CEO Comments:

Bill Lenehan stated, “During the third quarter we closed on our initial acquisitions and continued to build a significant acquisition pipeline. We are partnering with established, creditworthy tenants operating leading national quick service and casual dining brands that will provide diversification and growth on top of our high-quality existing portfolio. As we near our one-year anniversary as a standalone company, we are pleased with the progress we have made in building our team and executing on our strategy.”

Real Estate Portfolio:

As of September 30, 2016, the Company’s rental portfolio consisted of 434 restaurant properties located in 44 states. The properties are 100% occupied under long-term, triple-net leases with a weighted average remaining lease term of approximately 13.8 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x.

Conference Call Information:

Company management will host a conference call and audio webcast on Thursday, November 3, 2016 at 2:00 pm Eastern Time to discuss the results. Presentation materials will be posted prior to the call on the Company’s website, www.fourcornerspropertytrust.com.

Interested parties can listen to the call via the following:

Internet: Go to http://dpregister.com/10094134 at least 15 minutes prior to start time of the call in order to register and to download any necessary audio software. Please note for those that register, the dial-in number will be provided upon registration.

Phone: 1-888-346-5243 (domestic) / 1-412-317-5120 (international). Participants not pre-registered must ask to be joined into the Four Corners Property Trust call.

Replay: Available through November 3, 2016 by dialing 1-877-344-7529 (domestic) / 1-412-317-0088 (international), Access Code 10094134

About FCPT:

FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company will seek to grow its portfolio by acquiring additional real estate to lease, on a triple-net basis, for use in the restaurant and related food services industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the Third Quarter 2016 operating results and other information on the company are available on the investors relations section of FCPT website at www.fourcornerspropertytrust.com

Four Corners Property Trust

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015		2016	2015
Revenues:
Rental income	$26,373	$—		$78,836	$—
Restaurant revenues	4,443	4,413		14,003	13,927

Total revenues	30,816	4,413		92,839	13,927
Operating expenses:
General and administrative	2,608	—		8,434	—
Depreciation and amortization	5,059	208		15,347	605
Restaurant expenses	4,308	4,088		13,600	12,936
Interest expense	3,549	—		11,588	—

Total operating expenses	15,524	4,296		48,969	13,541

Income before provision for income taxes	15,292	117		43,870	386
(Provision for) benefit from income taxes	(52)	(6)		80,455	5

Net Income	$15,240	$111		$124,325	$391

Basic net income per share	$0.25	N/A	(1)	$2.22	N/A	(1)
Diluted net income per share	$0.25	N/A	(1)	$2.09	N/A	(1)
Regular dividends declared per share	$0.2425	N/A	(1)	$0.7275	N/A	(1)
Weighted-average shares outstanding:
Basic	59,832,824	N/A	(1)	56,026,594	N/A	(1)
Diluted	59,863,109	N/A	(1)	59,469,008	N/A	(1)

(1)	Due to the material change in the Company’s operations as a result of our formation transaction in November 2015, management does not consider presentation of income per share for the pre-formation period to be meaningful.

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands)

	September 30, 2016
	(Unaudited)	December 31, 2015
ASSETS
Real estate investments:
Land	$405,245	$404,812
Buildings, equipment and improvements	1,002,393	992,418

Total real estate investments	1,407,638	1,397,230
Less: Accumulated depreciation	(582,870)	(568,539)

Total real estate investments, net	824,768	828,691
Real estate held for sale	12,318	—
Cash and cash equivalents	18,870	98,073
Deferred rent	9,299	1,500
Derivative assets	—	165
Other assets	1,130	1,008

Total Assets	$866,385	$929,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable ($400,000, net of $6,504 and $7,698 of deferred financing costs, respectively)	$393,496	$392,302
Dividends payable	14,510	—
Deferred rental revenue	7,885	7,940
Derivative liabilities	6,594	477
Deferred tax liabilities	196	80,881
Other liabilities	4,340	6,195

Total liabilities	427,021	487,795

Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 59,888,447 and 42,741,995 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6	4
Additional paid-in capital	437,838	436,697
Retained earnings	7,978	5,257
Accumulated other comprehensive loss	(6,458)	(316)

Total stockholders’ equity	439,364	441,642

Total Liabilities and Stockholders’ Equity	$866,385	$929,437

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Funds from operations (FFO):
Net income attributable to stockholders in accordance with GAAP	$15,240	$124,325
Depreciation and amortization	5,059	15,347
Deferred tax benefit from REIT election	—	(80,410)

FFO (as defined by NAREIT)	$20,299	$59,262

Non-cash stock-based compensation	412	1,158
Non-cash amortization of deferred financing costs	398	1,194
Other non-cash interest (income) expense	(296)	139
Straight-line rent	(2,609)	(7,799)

Adjusted funds from operations (AFFO)	$18,204	$53,954

Fully diluted shares outstanding	59,863,109	59,469,008
FFO per diluted share	$0.34	$1.00
AFFO per diluted share	$0.30	$0.91